UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 2, 2019 (Date of earliest event reported)
Firsthand Technology Value Fund, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)
(800) 976-8776 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[X] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.

Other Events On January 2, 2019, Firsthand Technology Value Fund, Inc. issued a press release announcing today that Phunware, a holding since 2014, has completed its merger with Stellar Acquisition III, Inc.   The combined company has inherited the name Phunware, Inc. and its common stock is now trading on NASDAQ under the symbol "PHUN." The Fund expects to receive 1,495,113 shares of Phunware common stock in exchange for its shares of preferred stock in the predecessor company. More details will be made public as they become available.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1 Press Release dated January 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2019	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index
Exhibit No.	Description
99.1	Press release dated January 2, 2019